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                                                                    EXHIBIT 23.3

                         CONSENT OF STATUTORY AUDITORS

     We consent to the incorporation by reference in the Prospectus (the "Prospectus") constituting part of this Registration Statement on Form S-3 of Dover Corporation of our general report as statutory auditors on the consolidated financial statements of Imaje S.A. and subsidiaries for the year ended 31 December 1994 which appears on page 4 of Amendment No. 1, dated October 25, 1995 to the Current Report on Form 8-K, dated October 16, 1995, filed by Dover Corporation.

     We also consent to the reference to us under the heading "Experts" in the Prospectus.

October 25, 1995

                                          Ernst & Young Audit

                                          JEAN-MICHEL BLOCH